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                                                                    EXHIBIT 23.9


                                     CONSENT

         I, the undersigned, hereby consent to being named as about to become a director in a registration statement (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Securities Act"), registering
(i) securities to be issued and sold by Heritage Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), Heritage Operating, L.P., a Delaware limited partnership (the "Operating Partnership"), and Heritage Service Corp., a Delaware corporation ("Heritage Service"), Heritage-Bi State, L.LC., a Delaware limited liability company ("Heritage-Bi State"), and Heritage Energy Resources, L.L.C., an Oklahoma limited liability company ("Heritage Energy" and, together with Heritage Service and Heritage-Bi State, the "Subsidiary Guarantors") from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $800,000,000 and (ii) the offer and sale by certain unitholders of the Partnership of up to 6,415,762 common units representing limited partner interests in the Partnership. Such securities include (i) common units representing limited partner interests in the Partnership (the "Common Units"); (ii) unsecured debt securities of the Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Partnership Debt Securities"); (iii) unsecured debt securities of the Operating Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Operating Partnership Debt Securities" and, together with the Partnership Debt Securities, the "Debt Securities"); and (iv) guarantees (the "Guarantees") of such Debt Securities by one or more of the Partnership, the Operating Partnership and the Subsidiary Guarantors.



                                                /s/ Kenneth A. Hersh
                                                --------------------------------
                                                Kenneth A. Hersh



         Dated: 1/2/04
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